                                                                EXHIBIT 10.14(d)





                    AMENDED, CONSOLIDATED AND RESTATED LEASE


Consolidated Group Service Company
Limited Partnership,                                        Landlord

                 and

Consolidated Group, Inc.,                                   Tenant


                                           Dated as of January 1, 1987

                    AMENDED, CONSOLIDATED AND RESTATED LEASE

         This Amended, Consolidated and Restated Lease is made and entered into as of the first day of January 1987, by and between Consolidated Group Service Company Limited Partnership, a Massachusetts Limited Partnership (hereinafter called "Landlord") and Consolidated Group, Inc., a Massachusetts corporation (hereinafter called "Tenant").

         Reference is made to a Lease between Landlord and Tenant dated June 15, 1983, as amended, relating to floors 1- 3 of the Consolidated Group Building, Pleasant Street Connector, Framingham, MA.

         FURTHER REFERENCE is made to a lease between Landlord and Tenant dated March 15, 1984, as amended, relating to the fourth floor of the Consolidated Group Building, Pleasant Street Connector, Framingham, MA.

         FURTHER REFERENCE is made to a lease between Landlord and Tenant which Term Commencement Date is July 1, 1985, as amended, relating to the fifth floor of the consolidated Group Building, Pleasant Street Connector, Framingham, MA.

         FURTHER REFERENCE is made to Landlord and Tenant's desire to amend the Annual Fixed Rent Rate and to Consolidate the aforementioned leases into one lease relating to the entire five floors of the consolidated Group Building, Pleasant Street Connector, Framingham, MA (the "Lease").

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the aforementioned leases, as amended, are hereby further amended and consolidated into one Lease which is restated in full as follows:

                                     LEASE

                          CONSOLIDATED GROUP BUILDING

                    Table of contents by Article and Section



                                                                                                      Page
I.               Reference Data
                 1.1     Subjects Referred To                                                           6

                 1.2     List of Exhibits                                                               7
II.
                 Premises and Term
                 2.1     Premises                                                                       8

                 2.2     Common Facilities                                                              8

                 2.3     Landlord's Reservations                                                        9

                 2.4     Term                                                                           9

                 2.5     Tenant's Option to Renew                                                       9

III.             Construction
                 3.1     Initial Construction                                                          12

                 3.2     Preparation of Premises for Occupancy                                         14

                 3.3     Tenant Changes and Additions                                                  15

                 3.4     General Provisions Applicable to
                         Construction                                                                  17

                 3.5     Construction Representatives                                                  18

IV.              Rent

                 4.1     Fixed Rent                                                                    18

                 4.2     "Triple Net" Provisions                                                       19

                 4.2.1   Tenant's Share of Taxes, Assessments
                         and Insurance                                                                 19

                 4.2.1.1 Real Estate Taxes                                                             19

                 4.2.1.2   Betterment Assessments                                                      21

                 4.2.1.3   Tax Fund Payments                                                           23

                 4.2.1.4   Insurance                                                                   24

                 4.2.2    Tenant's Operating Expense Obligations                                       28

                 4.2.2.1   Janitorial Service, Including Rubbish
                 Removal and Pest Control                                                              29

                 4.2.2.2   Landscaping and Snow Removal                                                30

                 4.2.2.3   Maintenance                                                                 30

                 4.2.3    Utilities                                                                    30

                 4.3   Lot                                                                             31

                 4.4    Accounting                                                                     31

                 4.5    Payment of Additional Rent                                                     31

V.               Landlord's Covenants

                 5.1    Landlord's Covenants                                                           32

                 5.2    Interruptions                                                                  33

VI.              Tenant's Covenants

                 6.1.1   Fixed Annual Rent                                                             35

                 6.1.2   Repairs and Yielding Up                                                       35

                 6.1.3   Occupancy and Use                                                             35

                 6.1.4   Rules and Regulations                                                         36

                 6.1.5   Safety Appliances                                                             36

                 6.1.6   Assignment and Subletting                                                     37

                 6.1.7   Indemnity                                                                     38

                 6.1.8   Tenant's Liability Insurance                                                  38


                 6.1.9   Tenant's Workmen's Compensation
                 Insurance                                                                             39

                 6.1.10    Landlord's Right of Entry                                                   39

                 6.1.11    Loading                                                                     39

                 6.1.12   Tenant's Property                                                            40

                 6.1.13    Labor or Materialmen's Liens                                                40

                 6.1.14    Attorney's Fees                                                             40

VII.             Casualty and Taking

                 7.1.    Casualty and Taking                                                           41

                 7.2    Reservation of Award                                                           43

VIII.            Rights of Mortgagee

                 8.1    Subordination                                                                  44

                 8.2    Entry Other than For Foreclosure                                               45

                 8.3    Entry for Foreclosure                                                          46

                 8.4    No Prepayment                                                                  46

                 8.5    No Release or Termination                                                      47

                 8.6    Mortgagee's Election                                                           47

                 8.7    No Modification, Etc.                                                          48

                 8.8    Continuing Offer                                                               48

                 8.9    Implementation                                                                 49

IX.              Defaults

                 9.1    Events of Default                                                              49

                 9.2    Tenant's Obligations After Termination                                         52

                 9.3    Landlord's Default                                                             55

X.               Miscellaneous


                 10.1    Measurement                                                                   55

                 10.2    Titles                                                                        56

                 10.3    Notice of Lease                                                               56

                 10.4    Consent                                                                       56

                 10.5    Notice                                                                        56

                 10.6    Bind and Inure                                                                57

                 10.7    No Surrender                                                                  57

                 10.8    No Waiver, Etc.                                                               57

                 10.9    No Accord and Satisfaction                                                    58

                 10.10   Cumulative Remedies                                                           59

                 10.11   Partial Invalidity                                                            59

                 10.12   Landlord's Right to Cure Tenant's Default                                     59

                 10.13   Estoppel Certificate                                                          60

                 10.14   Waiver of Subrogation                                                         61

                 10.15   Brokerage                                                                     62

                 10.16   Security Deposit                                                              62

                 10.17   IDT Lease                                                                     62

XI.              Arbitration                                                                           64


                                     LEASE

                          CONSOLIDATED GROUP BUILDING

                                   Article I

                                 REFERENCE DATA

1.1  Subjects referred to:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Landlord:        Consolidated Group Service Company Limited
                 Partnership, a Massachusetts Limited Partnership

Address of Landlord: 20 Speen Street
                     Framingham, MA 01701

Building:        The office building situated on Pleasant Street Connector,
Framingham and Southborough, Massachusetts, upon the Lot (the "Lot") more particularly described on Exhibit E attached hereto.

Tenant:          Consolidated Group, Inc.

Address of Tenant:   Consolidated Group Building
                     Pleasant Street Connector
                     Framing, Massachusetts 01701

Total Rentable Floor Area of Floors 1-4; 71,580 square feet.
Total Rentable Floor Area of the Fifth Floor: 21,011 square feet
Total Rentable Floor Area of the Building: 92,591 square feet.

Tenant's Space:  Floors 1 through 5; 89,822 square feet total.

Term: From the Scheduled Term Commencement Date for the applicable Tenant Space until the earlier of (i) February 27, 1989 of (ii) the earlier termination of the Lease (the "Initial Term") with four (4) successive five (5) year extension options, but only if exercised for all five (5) floors.

Annual Fixed Rent Rate: Floors 1-5: $1,549, 429.44 @ $17.25 per square foot.1

Base Year for Calculating Landlord's Operating Expenses:  1985


-----------------------------
1 This number includes a $3.60 per square foot increase, effective as of the date of this Lease.

Permitted Uses:  General office use

Public Liability Insurance Limits:
Bodily Injury:            $3,000,0000 each person;
                          $5,000,000 each accident.

Property Damage:          $1,000,000 each accident

Broker:  None

Assignment to Affiliates permitted without prior written consent (see Section 6.1.6)

1.2      Exhibits

         The exhibits listed below in this section are incorporated in the Lease by reference and are to be construed as part of this Lease:

Exhibit A - Site Plan and Plan Showing Tenant's Space.
Exhibit B - Memorandum of work and installations to be initially performed and furnished in the Premises.
Exhibit C - Landlord's Services.
Exhibit D - Rules and Regulations.
Exhibit E - Description of Lot.

                                   ARTICLE II
                               PREMISES AND TERM

2.1      Premises

         Landlord hereby leases to Tenant, subject to and with the benefit of the provisions of this Lease, Tenant's Space in the Building on the Lot referred to in Section 4.3 below and described in Exhibit A, excluding exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator wells, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the central core area of such floor. Tenant's Space, with said exclusions, is hereinafter sometimes referred to as "the Premises".

2.2      Common Facilities

         Tenant shall have, as appurtenant to the Premises, rights to use in common with others now or hereafter entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by landlord of which Tenant is given notice: (a) the common facilities of the Building and Lot including common walkways, driveways, lobbies, hallways, ramps, stairways, elevators, loading platform, and the parking area; (b) the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

2.3      Landlord's Reservations

         Landlord reserves the right from time to time without unreasonable interference with Tenant' use: (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building, and (b) to alter or relocate any other common facility, provided that the substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in this Section 2.3 shall be located as far as practicable in the central core area, above ceiling surfaces, below floor surface or within the perimeter walls of the Premises.

2.4      Term

         To have and to hold for a period commencing with the Scheduled Term Commencement Date, and continuing for the Term unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX, or unless renewed pursuant to
Section 2.5

2.5      Option to Extend

         Tenant shall have the option, to be exercised as hereinafter provided, to extend the term of this Lease for four (4) successive periods of five (5) years each following the expiration of the Initial Term (each of such periods being hereinafter referred to as an "Extension Term"), upon the condition that there is no then existing default in the performance of any condition of this Lease as to which a notice of default has been given to the Tenant. If Tenant is in default at such time but Tenant commences diligently to correct the default within the applicable cure period and thereafter diligently pursues such correction to completion within the applicable cure period, then Tenant shall not be deemed to be in default for the purpose of this Section 2.5. If Tenant does not correct such default as provided above, Tenant's exercise of this option shall be deemed void. Each Extension Term shall be upon the same terms and conditions as provided in this Lease, except for the Annual Fixed Rent which shall be the fair market rent determined as provided herein. As used in this Section, the terms "fair market rent," "fair market rental" or "fair market rental value" shall mean the market rent for comparable first-class suburban office buildings in the Framingham area (but it shall be neither the highest nor the lowest market rent for such properties) less standard expenses for such properties for the items which Tenant is obligated to pay hereunder (notwithstanding the fact that Tenant may choose to spend more or less than the standard amount for such items).

         Landlord shall provide Tenant with written notice of Landlord's good faith determination of the fair market rent as of the commencement date of the applicable Extension Term at least fifteen (15) months prior to the expiration of the Initial Term ("Landlord's Rental Notice"). If Tenant gives Landlord written notice that it rejects such determination ("Tenant's Rental Rejection Notice") within sixty (60) days of the giving of the Landlord's Rental Notice, then the Annual Fixed Rent for such Extension Term shall be determined by two
(2) appraisers who are members of the American Institute of Real Estate Appraisers, one to be appointed by each of the parties within fourteen (14) days of Landlord's receipt of Tenant's Rental Rejection Notice, with the cost thereof to be paid by the appointing party. If such appraisers cannot agree on the Annual Rent within forty-five (45) days of their appointment, they shall within ten (10) days after the expiration of such 45-day period select a third member of the American Institute of Real Estate Appraisers, and the cost thereof shall be shared equally by Landlord and Tenant. A written declaration as to the Annual Rent signed by any two of the appraisers so chosen shall be final and binding on the parties hereto (such Annual rent shall be the average of the closest two appraisals). This declaration shall be given within ninety
(90) days of Tenant's Rental Rejection Notice. If Tenant does not give Tenant's Rejection Notice as provided above, then the Annual Fixed Rent as set forth in Landlord's Rental Notice shall be final and binding on the parties hereto.

                                  ARTICLE III

                                  CONSTRUCTION

3.1      Initial Construction

         Tenant shall, on or before Tenant's Basic Approval Date, submit such information as may be required for preparation of preliminary plans and specifications for Tenant's Space, and , on or before Tenant's Final Plan Delivery Date, shall deliver to Landlord for approval complete sets of construction drawings and specifications prepared by a registered architect or engineer, sufficient for contract bidding and work completion, showing: (a) the locations desired for partitions, doors, electrical switches, outlets, lighting fixtures, and floor tile and paint colors selected so far as same are to be provided by the Landlord pursuant to the plan or Tenant's space referenced in Exhibit A, and (b) any changes or additions required by Tenant in the partitioning, flooring, ceiling and wall coverings, wall openings, electric, plumbing, heating, air-conditioning and ventilating systems and in other facilities for Tenant's Space specified in Exhibits A and B. Architectural and engineering services required for preparation of such construction drawings and specifications and any changes therein shall be performed by Landlord's architect and engineer and the costs thereof paid by Tenant to the extent they exceed the allowances as provided in Exhibit B. All of Tenant's changes and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations. Except for installation of furnishings, all such work shall be performed by Landlord's general contractor and the costs thereof paid by the Tenant as provided in Exhibit B. Landlord will not approve: (a) any alterations or additions requiring unusual expense to readapt the Premises in the Building to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord, or (b) any alterations or additions which will delay completion of the premises or the Buildings or result in a net credit to Tenant under the provisions of Exhibit B attached to this Lease. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree shall be removed by Tenant on termination of this Lease, or Landlord agrees that Tenant may then elect to remove or leave.

         Notwithstanding the foregoing, the construction drawings and specifications with respect to the Plan A Space shall be prepared by landlord's architect and engineer and the cost thereof paid by Landlord.

3.2      Preparation of Premises for Occupancy

         Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor, equipment or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The Premises shall be deemed ready for occupancy on the later of : (a) the date estimated for such readiness in a notice delivered to Tenant at least fifteen (15) days before such date; (b) the date on which
(i) the Premises, together with the common facilities for access and service thereto, have been completed, except for items of work and mechanical adjustment of equipment and fixtures which because of season or weather or nature of the item cannot practically be done at the time and are not necessary to make the Premises reasonably tenantable for the Permitted Uses, or are not completed due to delays caused by requests made by Tenant for further alterations or additions after Tenant's approval of construction drawings and specifications and (ii) there has been delivered to Tenant a registered architect's or engineer's certificate to such completion.

         Landlord shall complete as soon as conditions practically permit all items and work excepted under clause (b) above and Tenant shall not use the premises in such manner as to increase the cost of completion. Landlord shall permit Tenant access for installing equipment and furnishings in the Premises prior to the Term when it can be done without material interference with remaining work.

         If Landlord permits Tenant to occupy the premises for the Permitted Uses prior to the date on which the Premises would otherwise be deemed ready for occupancy pursuant to this Section 3.2 and the Tenant does so occupy the Premises prior to such date, the Premises shall be deemed ready for occupancy on the date Tenant's occupancy of the Premises for the Permitted Uses commences.

3.3      Tenant Changes and Additions

         Tenant may, from time to time after commencement of the Term, make changes and additions to the Premises in accordance with plans and specifications therefor first approved by Landlord, which Landlord will not approve if they will require unusual expense to readapt the Premises to normal office use on lease termination or will increase the cost of insurance or taxes on the Building or of Landlord's services called for by Section 5.1, unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All such changes and additions shall be part of the Building except Tenant's business equipment, business furnishings and other special items relating to Tenant's business. Such other special items include only those items which the parties agree in writing at the time of approval shall be removed by Tenant on termination of the Lease, or which Landlord agrees that Tenant may elect to remove or leave, provided that the Building is not damaged by removal nor reduced below the then building standard. All of Tenant's changes and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant before its work is started shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontract's employees, comprehensive public liability insurance with such limits in no event less than $300,000 for each person and $500,000 for each accident, and property damage insurance With limits of not less than $100,000 (all such insurance to be written insuring Landlord and Tenant as well as the contractors); and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agent, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises. Tenant agrees immediately to discharge any such liens which may so attach.

3.4      General Provisions Applicable to Construction

         All construction work required or permitted by this Lease, whether by landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times, and shall promptly give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy the Premises for the Permitted Uses except for latent defects or for items which are incomplete or do not conform with the requirements of Section 3.1 as to which Tenant shall in either case have given notice to Landlord within 60 days after such commencement. With respect to heating, ventilation and air conditioning, the 60-day period shall begin with the commencement of the respective heating or air conditioning season. If Tenant shall nor have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certification of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.5      Construction Representatives

         Each party authorizes the other to rely in connection with the original design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I above or any person hereafter designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV
                                      RENT

4.1      Fixed Rent

         Tenant agrees to pay, without any offset or deduction whatever except as made in accordance with the provisions of this Lease, fixed rent to Landlord at the Annual Fixed Rent Rate, in equal installments of 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

4.2      "Triple Net" Provisions

         In order that this Lease be net to Landlord, Tenant covenants and agrees as follows:

         4.2.1   Tenant's Share of Taxes, Assessments and Insurance

         To pay to Landlord, as Additional Rent, 100% of all real estate taxes, betterment assessments, and insurance costs with respect to the Building as provided in this Section 4.2.1.


         4.2.1.1 Real Estate Taxes

         Tenant shall pay to Landlord all taxes levied or assessed by, or becoming payable to, the municipality or any governmental authority having jurisdiction of the Premises, for or in respect of the Premises, allocated as aforesaid, or which may become a lien on the Premises, for each tax period wholly included in the Initial Term and, if exercised, the Extension Terms, all such payments to be made within ten (10) days after Tenant receives Landlord's notice of Tenant's Share; provided that for any fraction of a tax period included in the Initial Term or, if exercises, the Extension Terms at the beginning or end thereof, Tenant shall pay to Landlord the fraction of taxes so levied or assessed or becoming payable which is allocable to such included period, which payment shall be due within ten (10) days after receipt of invoice therefor, but, with respect to a payment on account of a fraction of a tax period at the beginning of the Initial Term, such payment shall not be due prior to ten (10) days before such payment may be made without interest or penalty. Any payment based upon an estimate shall be adjusted as soon as the amount of such payment becomes final. If Tenant shall deem itself aggrieved by any such tax or charge and shall elect to contest the payment thereof, Tenant may make such payment under protest or it postponement of such payment does not jeopardize Landlord's title to the Premises, Tenant may postpone the same provided that it shall secure such payment and the interest and penalties thereon by causing to be delivered to Landlord cash or other adequate security in form and amount reasonably satisfactory to Landlord, which amount shall not be greater than one hundred and twenty-five per cent (125%) of the unpaid balance of the contested tax or charge. Either party paying tax shall be entitled to recover, receive and retain for its own benefit all abatements and refunds of such tax, unless it has previously been reimbursed by the other party. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party written notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease.

         Landlord hereby authorizes Tenant to pick up bills for such taxes directly from the taxing authority so long as Tenant is the tenant of the entire Premises and Tenant shall promptly deliver a copy thereof to Landlord. Landlord agrees to cooperate with Tenant in this regard pursuant to Tenant's reasonable requests.

         4.2.1.2          Betterment Assessments

         Tenant shall pay to Landlord Tenant's Share of each installment of any public, special or betterment assessment levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction of the Premises, for or in respect of the Premises for each installment period partially or wholly included in the Initial Term and, if exercised, the Extension Terms, all such payments to be made not less than ten (10) days prior to the last date on which the same may be made without interest or penalty; provided that for any fraction of an installment period included in the Initial Term and Extension Terms, if exercised, at the beginning or end thereof, Tenant shall pay to Landlord the fraction of such installment allocable to such included period, which payment shall be due within ten (10) days after receipt of invoice therefor, but, with respect to a payment on account of a fraction of an installment period at the beginning of the Initial Term, such payment shall not be due prior to ten (10) days before such payment may be made without interest or penalty. Landlord shall elect to pay any such assessment in installments over the longest period permitted by law; provided that if such longest period is not at least (20) years, then Tenant shall only be obligated to pay Tenant's Share based upon one twentieth of such assessment for each year of the Term, beginning with the date the assessment is levied (unless the improvement which is the basis for the assessment has a useful life of less than twenty (20) years) and Landlord shall be obligated to pay any difference. Tenant may prosecute appropriate proceedings to contest the validity or amount of any assessment with respect to which Tenant is required to make payments as hereinbefore provided, such proceedings to be conducted jointly with any other parties, including Landlord, who have contributed to the payment of such assessments, and Tenant agrees to save Landlord harmless from all reasonable costs and reasonable expenses to the extent incurred on account of Tenant's participation in such proceedings. Landlord shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary. Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by landlord concerning the Premises. Upon execution of the Lease, Landlord shall notify Tenant of the amount of any current or anticipated betterment assessment of which Landlord has notice.

         4.2.1.3  Tax Fund Payments

         If any holder of a first mortgage on the Premises requires Landlord to make tax fund payments to it, Tenant shall as Additional Rent, on the first day of each month of the applicable Term, pay Tenant's Share of tax fund payments to Landlord. "Tax fund payments" refer to such payments as such mortgagee shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in subsections 4.2.1.1 and 4.2.1.2 of this Section 4.2.1 when they become due and payable, and all such payments shall to the extent thereof relieve Tenant of its obligations under said subsections. If the aggregate of said Tenant's Share of tax fund payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate of Tenant's Share is less than the amount equal to Tenant's Share of all said taxes and assessments, such payment to be made on or before the later of (a) ten (10) days after receipt by Tenant of written notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such taxes and assessments may be paid without interest or penalty. If Tenant shall have made the aforesaid payments, Landlord shall on or before the last day on which the same may be paid without interest or penalty, pay to the proper authority charged with collection thereof all taxes and assessments referred to in said subsections 4.2.1.1 and
4.2.1.2 and furnish Tenant, upon request, reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be accounted for to Tenant annually (or more frequently, if appropriate) by crediting the same to such payments next becoming due from Tenant. In addition, at the expiration of the Term, Landlord shall make an equitable adjustment to Tenant on account of Tenant's Share of tax fund payments, provided that if Tenant is in default, Landlord may apply such amounts to amounts due Landlord under the Lease. All payments made by Tenant pursuant to this subsection 4.2.1.3 shall to the extent thereof relieve Tenant of its obligations under said subsections 4.2.1.1 and 4.2.1.2.

         4.2.1.4          Insurance

         Tenant shall pay to Landlord Tenant's Share of all premiums, charges and costs for the following insurance coverage's on the Building which the Landlord shall obtain and maintain in full force and effect, all such payments to be made within ten (10) day after Tenant receives Landlord's notice of Tenant's Share, provided that for any premium year included in the Initial Term or the Extension Terms, if exercised at the beginning or end thereof, Tenant shall pay Landlord the fraction of such annual premium allocable to such included period.

         4.2.1.4 (a) Fire and extended coverage insurance in an amount at least equal to the full insurable value of the Building (including the Premises), as such value may from time to time be determined by agreement or by appraisal by an accredited insurance appraiser which may be required by either party whenever three (3) years have elapsed since the last such agreement or appraisal, or alterations or additions increasing cost have been made, the cost thereof to be paid by the party requesting such appraisal. Landlord shall also obtain comprehensive policies of insurance against breakage of glass, the replacement of which shall be Landlord's responsibility.

         4.2.1.4 (b) Comprehensive liability insurance insuring Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred in or about the Building or the Premises or on the sidewalks, roadways, walks, ways or parking and loading areas adjoining the Building, in amounts which shall be equal to the limits set forth in Section 1.1.

         4.2.1.4 (c) Rent insurance for the benefit of Landlord against loss of rent due to fire and risks now or hereafter embraced by Extended Coverage insurance, for the Annual Rent and Additional Rent for one year (or such greater value as a mortgagee of the Premises shall reasonably require), such amount to be applied by Landlord to the payment of such Annual Rent and Additional rent hereunder as it becomes due until the restoration of the Premises. In the event there remain proceeds of such insurance after such restoration is completed and Tenant shall have commenced to pay the full rent as provided herein, such remaining proceeds actually held by Landlord shall be delivered to Tenant.

         4.2.1.4 (d) Policies for insurance required under the provisions of this Section 4.2.1.4. shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises and, in the case of liability insurance, to Tenant.

         4.2.1.4 (e) All insurance which is carried by either party with respect to the Premises, whether or not required, (if either party so requests and it can be so written, and if it does not result in additional premium, or if the requesting party agrees to pay and does pay any additional premium) shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to the occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom). Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant and Landlord shall jointly participate in the adjustment of loss on any insurance carried on the Building and if Landlord rebuilds the Building after damage or destruction, Tenant agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Landlord is named as payee. Landlord and Tenant agree not to unreasonable withhold consent to any insurance settlement. Landlord agrees to remit to Tenant any portion of such settlement attributable to the improvements and renovations (and replacements thereof or substitutions therefor) set forth in Tenant's Plans or attributable to alterations, additions or improvements made by Tenant pursuant to Section 4.2 hereof, after first deducting any portion of such settlement attributable to damage to the Premises exclusive of such alterations, additions, improvements and renovation described above. Tenant shall not be required to name the mortgagee of the Premises as an insured on Tenant's fire and extended coverage policy unless Landlord obtains from such mortgagee a written agreement running to the benefit of Landlord and Tenant that insurance proceeds received by such mortgagee shall be applied to rebuilding as provided in Article VI hereof unless this lease shall be terminated as provided in Article VI. However, if Landlord obtains such an agreement from Landlord's mortgagee (or mortgagees), Tenant shall name such mortgagee or mortgages as a loss payee on all fire and extended coverage insurance policies carried by it.

4.2.2    Tenant's Operating Expense Obligations

To provide the following services to the entire Building and Lot pursuant to maintenance and service contracts for such services, the form, price and substance of which shall be first approved by Landlord in writing. In the event Landlord shall approve such contracts (which approval shall not be unreasonably withheld or delayed), and except as otherwise provided in this
Section 4.2.2, including subsections thereof, Tenant shall be responsible for 100% of the cost of such contracts. Notwithstanding the provisions of Subsections 4.2.2.1 through 4.2.2.3, Tenant shall not be required to provide or pay for repairs, maintenance and/or improvements requiring capital expenditures, except for repairs, maintenance and/or improvements required by Tenant's failure to comply with its obligations under any of the Leases. "Capital expenditures" as used in this Lease shall mean capital expenditures as described in Section 263 (a) of the Internal Revenue Code of 1954, as amended, (the "Code") and expenditures for which a deduction is allowed under Sections 179 and 190 of the Code, as contrasted with ordinary and necessary business expenses currently deductible in full under Section 162 (a) of the Code.

         4.2.2.1 Janitorial Service, Including Rubbish Removal and Pest Control

Tenant shall provide janitorial service including rubbish removal and pest control for the entire Building, which services shall include the services set forth in Exhibit C.

         4.2.2.2 Landscaping and Snow Removal

Tenant shall maintain the grounds, drives and parking areas of the Lot and Building and shall cause the removal of snow and ice from all parking areas, side walks, walkways and entrances to the Building, and the roof (if necessary).

         4.2.2.3 Maintenance

Tenant shall be responsible for all maintenance of the Building, its components, roof and equipment, including the elevators and exterior window washing, which maintenance shall be provided by Tenant's employees and contractors of by maintenance and service contracts. Notwithstanding the foregoing, Landlord shall reimburse Tenant for the reasonable cost of labor and materials in connection with reasonable repairs required prior to February 27, 1987 to the roof, foundation, facade, floors, ceilings, elevators, and HVAC, plumbing, electrical, sprinkler and other mechanical systems serving the Building which are first placed in service on or before March 15, 1984, and any usual fees associated with the initial complete occupancy of a building (such as HVAC re-balancing).

4.2.3    Utilities

Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed in the Building.

4.3      Lot

         "Lot" means all the land described in Exhibit E, or any parts thereof, plus any addition thereto resulting from the change of any abutting street line.

4.4      Accounting

         Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change, all items referred to in said Section 4.2 shall be appropriately apportioned. In all statements rendered under Section 4.2 amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned. Any costs which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate, and Landlord shall render promptly after determination of such costs a supplemental statement and appropriate adjustment shall be made according thereto. All statements shall be prepared on an accrual basis of accounting.

4.5      Payment of Additional Rent

         Except as otherwise specifically provided in this Lease any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable, or on the fifteenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent. On the first day of each month following that month in which notice of additional rent is given, Tenant shall pay to Landlord one-twelfth (1/12) of the amount reasonably estimated by the Landlord to be the amount of additional rent which shall be payable by the Lessee for the then current year. Reasonably estimated amounts shall where possible be based on actual cost experience. When the actual, rather than reasonably estimated, amount of such additional rent has been ascertained, Landlord shall notify Tenant of the amount due, if any, giving credit for the monthly payments theretofore made by Tenant and crediting the overage, if any, against additional rent to become due. Tenant shall pay any balance due within ten (10) days after receipt of such notice.

                                    ARTICLE V
                              LANDLORD'S COVENANTS

5.1      Landlord's Covenants

         Landlord covenants:

         5.1.1 To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit C.

         5.1.2 To furnish, through Landlord's employees or independent contractors, reasonable additional building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant.

         5.1.3 Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls and glass floor slabs and common areas and facilities of the Building as may be necessary to keep them in serviceable condition.

         5.1.4 That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term, subject to all terms and provisions hereof.

5.2      Interruptions
         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses and shortages, the necessity of Landlord's entering the Premises for any of the purposes in the Lease authorized, or for repairing the premises or any portion of the Building or Lot however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 7.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.



                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1      Tenant's Covenants

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         6.1.1 To pay when due all fixed rent and additional rent, all taxes which may be imposed on Tenant's personal property on the Premises (including without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, and all charges by landlord or public utilities for telephone, and gas services and service inspections therefor, and all charges by public utilities for installation of metering devices (which charges shall be apportioned on a floor area basis for multi-tenanted floors), and all charges of Landlord for services rendered pursuant to Section 5.1.2.

         6.1.2 Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and damage by fire and casualty only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods, effects, and fixtures of Tenant and any items the removal of which is required by any agreement and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat;

         6.1.3. Not to injure or deface the Premises Building or Lot, nor to permit in the Premises any auction sale, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate of increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

         6.14. Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the Rules and Regulations set forth in Exhibit D and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the case and use of the Building and Lot and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

         6.1.5. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

         6.1.6. Not without prior consent of Landlord to assign this Lease or sublet the Premises, provided, however, that in the event Tenant assigns or sublets all or part of the Premises to an affiliate of Tenant, such prior consent of Landlord shall not be required (for purposes of this Lease, the term "affiliate" shall mean any individual or entity, including, without limitation, a corporation, trust, partnership, a unincorporated organization, directly or indirectly controlling or controlled by or under direct or indirect common control with Consolidated Group, Inc.); as additional rent, to reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting and no consent of Landlord thereto shall affect the continuing primary liability of Tenant (which, following assignment, shall be Joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder nor shall execution of such instrument of assumption affect the continuing primary liability of Tenant.

         6.1.7. To defend, with counsel approved by Landlord, save harmless, and indemnify Landlord from any liability or injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

         6.1.8. To maintain public liability insurance in the Premises in the amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof;

         6.1.9. To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

         6.1.10. To permit Landlord and Landlord's agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacement Landlord may deem necessary to avert an emergency, to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like, not consented to in writing, and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times upon reasonable appointment with Tenant;

         6.1.11. Not to place a load upon the Premises exceeding an average rate of 80 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other type of vibration eliminators sufficient to eliminate such vibration or noise;

         6.1.12. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

         6.1.13. Not to suffer or permit any liens to stand against the Premises by reason of work, labor services or materials done for or at the request of Tenant. Tenant shall cause any such liens to be discharged within thirty days after the date of the filing thereof.

         6.1.14. In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any party thereof claiming under Tenant, to pay, as additional rent, all costs, including without limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1      Casualty and Taking

         In case during the Term all or any substantial part of the Premises are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done on pursuance of public or other authority, this Lease shall terminate at Landlord's or Tenant's election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, by notice given to the other within 60 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination. Tenant shall also have the right to terminate as described above, (a) in the event of substantial damage to or taking of the Building or Lot which renders Tenant unable to conduct his business in the Premises, or (b) in the event of damage to the Premises in the last ninety (90) days of the Term, or if Tenant has exercised the option to renew in Section 2.5 within the last (90) days of the Renewal Term, which damage renders the Premises untenantable for more than fifteen (15) days.

         In case during the Term all or any substantial part of the Building or the lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, by notice given to Tenant within 60 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination.

         The effective date of any termination by Landlord or Tenant under this Section shall be not less than 15 nor more than 30 days after the date of such notice of termination. For all purposes of this Section 7.1, damage or taking shall be considered substantial if the time needed for Landlord to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupation is reasonably estimated by Landlord to exceed six months, or it more than 30% of the Lot, the Building or the Premises are so taken. In case of any such damage or taking, Landlord shall notify Tenant within 30 days after the occurrence thereof of Landlord's estimate of the time needed to do the construction work necessary to put the premises or such remainder in proper condition for use and occupancy, or of the percentage of the Building, Lot or Premises taken.

         If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence (following the expiration of all periods in which diligence (following the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing Provisions of this Section 7.1) to put the Premises, or in case of taking what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section
3.1 or 3.3), into proper condition for use and occupation and a just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition and in case of a taking which permanently reduces the area of the Premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Term.

7.2      Reservation of Award

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority . Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignment thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant at its own expense or fixtures or items the removal of which is required or permitted by any agreement given pursuant to Section 3.1 or 3.3., or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGE

8.1      Subordination


         The Lease shall be subject and subordinate to any first mortgage on the Building, now or at any time hereafter in effect, unless the holder of such mortgage elects by notice to Tenant to have this Lease superior to its mortgage. In addition, Landlord shall have the option to subordinate this Lease to any other mortgage or deed of trust which includes the Premises as part of the mortgaged premises, provided that the holder thereof enters into an agreement with Tenant by the terms of which (a) in the event of acquisition of title by such holder through foreclosure proceeding or otherwise, and provided Tenant is not in default hereunder, the holder will agree to recognize the rights of Tenant under this lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease and (b) Tenant will agree to recognize the holder of such mortgage as Landlord in such event. This agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Any such mortgage to which the Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. The Lot or Building, or both, are separately and together hereinafter in this Article VIII referred to as "the mortgaged premises". The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

8.2      Entry Other Than for Foreclosure

         Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and during the period of such possession, the duty to perform all Landlord's obligations under this Lease. No such holder shall be liable to perform any other of Landlord's covenants and obligations under this Lease.

8.3      Entry for Foreclosure

         Except as otherwise provided in Section 8.2 hereof, no such holder of a mortgage shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgagee. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the subsequent obligations of Landlord subject to the provisions of Section 8.6 and subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the mortgaged premises.

8.4      No Prepayment

         No fixed rent, additional rent, or any other charge shall be paid more than ten days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

8.5      No Release or Termination

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6      Mortgagee's Election

         Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.7      No Modification, etc.

         No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this

Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.8      Continuing Offer

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

8.9      Implementation

         Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

                                   ARTICLE IX
                                    DEFAULTS

9.1      Events of Default

         If Landlord contends that Tenant has neglected or failed to perform any of Tenant's covenants, agreements or obligations hereunder, Landlord shall notify Tenant in writing accordingly specifying the alleged neglect or failure. Such notice having been given by Landlord Tenant shall:

         (A) In the case of alleged failure to pay fixed rent, make payment in full within seven (7) days after notice thereof; and

         (B) In the case of alleged neglect or failure to perform any of Tenant's covenants, agreements or obligations hereunder other than the obligation to pay fixed rent, (i) correct the matters complained of in such notice within thirty (30) days after notice thereof (or if more than 30 days are reasonably required to complete such correction, begin such correction within such 30 days and thereafter prosecute the curing of such default to completion with due diligence), or (ii) notify Landlord within such 30 day period that Tenant disputes the matters contained in such notice and at the same time serve on Landlord a copy of a demand for arbitration of the matter disputed and otherwise proceed to arbitration under Article XI hereof. If the decision of the arbitrator pursuant to Section XI is adverse to Tenant, in whole or in part, Tenant shall forthwith begin to correct the matters complained of by Landlord or that portion thereof as to which the decision shall have been adverse to Tenant, and Tenant shall complete the same within thirty (30) days after such decision or, if more than thirty (30) days are reasonably required to complete such correction, shall begin the correction within said thirty days and thereafter prosecute the correction of such default to completion with due diligence. If so requested by either party, the arbitrator shall establish the time in excess of thirty days reasonably required for such completion and the same shall be completed within such time, subject to unavoidable delay.

         (a) If Tenant fails to comply with subparagraph (A) above with respect to fixed rent defaults or if Tenant fails to comply with either subclause (i) or
(ii) of subparagraph (B) above with respect to nonperformance of any other covenant, agreement or obligation contained herein, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within ten (10) days thereafter or (e) if a petition is filed by Tenant or any guarantor of Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agent and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant and upon such entry or mailing as aforesaid this Lease shall terminate.

9.2      Tenant's Obligations After Termination

         9.2.1 In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term (discounted over the balance of the lease term at a rate of six (6%) percent) over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the fixed rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by

Tenant under paragraph 9.2.2 below, Tenant shall be credited with any amount paid to Landlord as compensation in accordance with this Section 9.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting. Tenant agrees that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to, less than, or greater than the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same. Any action of Landlord in accordance with this Section 9.2 or any failure of Landlord to relet or to collect rent after reletting shall not operate or be construed to release or reduce Tenant's liability as aforesaid.

         9.2.2 In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under paragraph 9.2.1 above, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the fixed rent and additional rent accrued under Article IV in the twelve (12) months ended next prior to such termination plus the amount of fixed rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under paragraph
9.2.1 up to the time of payment of such liquidated damages.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statue or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

9.3      Landlord's Default

         Landlord shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days, or such additional time as is reasonably required to correct its default, provided that Landlord shall, subject to his arbitration rights set forth below, begin such correction within such 30 day period and thereafter prosecute the curing of such default to completion with due diligence after written notice thereof has been given by Tenant to Landlord specifying the nature of the alleged default. Landlord shall have the right to dispute Tenant's allegation of default using the arbitration procedure set forth in Article 9.1 (B) (ii) above. In no event hereunder shall Tenant be entitled to a right of set-off. In the event of Landlord's default, Tenant shall be obligated to continue to pay rent in full.

                                    ARTICLE X
                                  MISCELLANEOUS


10.1     Measurement

         For all purposes of this Lease, all floor areas shall be computed generally in accordance with the current standard method of floor measurement of office buildings used in the greater Boston area. In such computation common areas shall be included to the extent therein provided notwithstanding their exclusion from the Premises.

10.2     Titles

         The titles of the Articles are for convenience only and are not to be considered in construing this Lease.

10.3     Notice of Lease

         Upon request of either party both parties shall execute and deliver after the Lease Term begins a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Lease Term expires, an instrument in such form acknowledging the date of termination.

10.4     Consent

         Except where otherwise provided herein, whenever any approval, consent, authorization or the like by Landlord or Tenant is expressly required by this Lease, the approval, consent, authorization or the like shall not be delayed or withheld unreasonably.

10.5     Notice

         Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other address as may have been specified by prior notice to Landlord. Any communication or notice so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested.

10.6     Bind and Inure

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original

Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee or beneficiary of the trust individually.

10.7     No Surrender

         The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender to the Premises.

10.8     No Waiver, Etc.

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4 shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. The receipt by Landlord of fixed rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord or by Tenant, unless such waiver be in writing signed by the Party so waiving. No consent or waiver express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.9     No Accord and Satisfaction

         No acceptance by Landlord of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

10.10    Cumulative Remedies

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this

Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.11    Partial Invalidity

         If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.12    Landlord's Right to Cure Tenant's Default

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance by Landlord is made in this Lease with respect to such default. Except in case of emergency, these rights shall be exercised only after ten (10) days prior written notice from Landlord to Tenant of Landlord's intention to do so: In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of eighteen per cent (18%) per annum) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.13    Estoppel Certificates

         Both parties agree from time to time, upon not less than fifteen (15) days' prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.13 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgage of the Premises. Tenant agrees to execute one or more estoppel letters substantially in the form attached hereto as Exhibit H if so requested.

10.14    Waiver of Subrogation

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury of loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause of endorsement to the extent of the indemnification received thereunder.

10.15    Brokerage

         Tenant represents and warrants that it has dealt with no broker in connection with this transaction other than the Broker named in Section 1.1. Tenant agrees to defend, indemnify and save Landlord from and against any and all claims for a commission arising out of this Lease, other than from the Broker.

10.16    Security Deposit

         Upon the execution of this Lease, Tenant shall pay the Security Deposit set forth in Section 1.1, if any, to Landlord, which shall be held as security for Tenant's performance under this Lease. The Security Deposit shall be refunded to Tenant at the end of the Term, subject to Tenant's satisfactory compliance with the conditions of this Lease.

         Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease.


10.17    IDT Lease

         Tenant's rights to a portion of the Premises are subject to the rights of IDT under the IDT Lease. Landlord and Tenant agree as follows with respect to the IDT Lease:

         (a) Landlord hereby assigns to Tenant all of its rights and obligations under the IDT Lease as of the Scheduled Term Commencement Date for the 1986 Additional Premises, and Tenant hereby accepts this assignment and agrees to perform all of Landlord's obligations under the IDT Lease except those which Landlord is obligated to perform under the terms of this Lease.

         (b) Landlord represents that all rent due from IDT is paid through August 31, 1986 and that the IDT Lease sets forth the entire agreement between Landlord and IDT.

         (c) In the event of a default by IDT under the IDT Lease, Landlord will make available to Tenant Landlord's management and legal expertise to assist in normal landlord actions resulting from a default.

         (d) Landlord will, at no cost to Tenant, complete the standard escalator reports and billing statements suitable for presentation to IDT until such time as IDT has left the building.

         (e) Landlord will not approach IDT for the purpose of relocation without first discussing relocation with and obtaining permission from Tenant. In the event Tenant wishes to relocate IDT, Landlord will provide non-monetary assistance in this relocation.

         (f) In the event IDT does not exercise any of its options to renew under the IDT Lease, Tenant shall have the right of first refusal at the expiration of the initial term or any subsequent term of the IDT Lease, as the case may be, to lease that portion of the Premises covered by the IDT Lease.

                                   ARTICLE XI
                                   ARBITRATION

         In the event of a dispute between Landlord and Tenant with respect to any matter set forth in Article III hereof, such dispute shall be arbitrated by three arbitrators appointed as follows: Landlord and Tenant shall each appoint a fit and impartial person as arbitrator who shall have at least ten (10) years' experience in the Boston Metropolitan Area in a calling connected with the subject matter of the dispute. Written notice of such appointment shall be given by each party to the other within 15 days of the date upon which written notice is given by one party to the other demanding arbitration and the arbitrators so appointed shall appoint a third arbitrator who shall likewise have had ten (10) years' experience in the Metropolitan Boston Area in a calling connected with the subject matter of the dispute. If the arbiters fail to agree upon a third arbiter within 15 days of the date upon which the later of such written notices of appointment of the first two arbiters is given, such third arbiter shall be appointed by a Justice of the Superior Court of the Commonwealth of Massachusetts in Middlesex County upon ten (10) days' notice of the institution of proceedings for such Court appointment, or by any other Court sitting in Middlesex County succeeding to the jurisdiction and functions exercised by the Superior Court of the Commonwealth of Massachusetts. Any award that shall be made in such arbitration by the arbiters or a majority of them shall be binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction and both Landlord and Tenant shall have the right to apply to the Superior court of the Commonwealth of Massachusetts in Middlesex County, or to any other court sitting in Middlesex County succeeding to the jurisdiction and functions exercised by the Superior Court of the Commonwealth of Massachusetts, for a decree, judgment or order upon said arbitration or award upon ten (10) days' notice to the other party. The fees, costs and expenses of arbitration, other than fees or attorneys for the parties, expert witnesses and other witness' fees, shall be borne equally between the parties unless the arbiters determine that some other division shall under the circumstances be more equitable.

         Executed as a sealed instrument as of January 1, 1987.

                                             LANDLORD:

                                             CONSOLIDATED GROUP SERVICE
                                             COMPANY LIMITED PARTNERSHIP

                                             By PLEASANT STREET VENTURES,
                                             INC. Its General Partner



                                             By: /Woolsey S. Conover/
                                                 --------------------
                                                 Woolsey S. Conover, President



                                             TENANT:

                                             CONSOLIDATED GROUP, INC.



Date: January 1, 1987                        By: /Woolsey S. Conover/
                                                 --------------------
                                                 Woolsey S. Conover, President

           FIRST AMENDMENT TO AMENDED, CONSOLIDATED AND RESTATED LEASE

         This First Amendment to Amended, Consolidated and Restated Lease is made and entered into as of May 23, 1990, by and between Consolidated Group Service Company Limited Partnership, a Massachusetts limited partnership (the "Landlord") and Consolidated Group, Inc., a Massachusetts corporation (the "Tenant").

         Reference is made to an Amended, Consolidated and Restated Lease dated January 1, 1987, between Landlord and Tenant, relating to floors 1 through 5 of the Consolidated Group Building, Pleasant Street Connector, Framingham and Southborough, Massachusetts (the "Lease").

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged notwithstanding any provision to the contrary in the Lease, the Lease is hereby further amended as follows:

         1. The initial term of the Lease shall be extended so that the expiration date shall be February 28, 2000;

         2. Upon the expiration stated in paragraph 1 hereof, the Tenant shall have the four (4) options to extend the term of the lease for periods of five
(5) years each, upon the terms and conditions stated in the Lease, as if the initial term hereof were the initial term thereof;

         3. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease;

         4. Tenant hereby agrees not to handle, store or dispose of any hazardous or toxic waste or substance upon the Premises which is prohibited by any federal, state or local statutes, ordinances or regulations. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or cleanup costs arising out of Tenant's use, handling, storage or disposal of any such hazard or toxic wastes or substances on the premises.

         5. Tenant and Landlord hereby agree that the Tenant's Space in the Building equals 92,591 square feet, and as such the Tenant leases the entire Building.

        6. Tenant hereby agrees that the Annual Fixed Rent is $1,597,195.

         In all other respects, the terms of the Lease shall remain in full force and effect.

         Executed in triplicate under seal as of the date first above written.

                                             CONSOLIDATED GROUP SERVICE
                                             COMPANY LIMITED PARTNERSHIP

                                             By: Pleasant Street Venture,
                                                 Inc., its general partner

                                                 By: /James F. Carlin/



                                             CONSOLIDATED GROUP, INC.


                                             By: /Donald R. Fitch, Jr./
                                                 ----------------------
                                                       Treasurer

          SECOND AMENDMENT TO AMENDED, CONSOLIDATED AND RESTATED LEASE


         This Second Amendment to Amended, Consolidated and Restated Lease is made and entered into as of March 27, 1996, by and between Consolidated Group Service Company Limited Partnership, a Massachusetts limited partnership (the "Landlord") and Consolidated Group, Inc., a Massachusetts corporation (the "Tenant").

         Reference is made to an Amended, Consolidated and Restated Lease dated as of January 1, 1987, between Landlord and Tenant, relating to floors 1 through 5 of the Consolidated Group Building, Pleasant Street Connector, Framingham and Southborough, Massachusetts as once amended to date (the "Lease").

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged notwithstanding any provision to the contrary in the Lease, the Lease is hereby further amended as follows:

         1. The initial Term of the Lease shall be extended so that the expiration shall be May 31, 2003;

         2. Upon the expiration of the Term set forth in paragraph 1 hereof, the Tenant shall have the four (4) options to extend the term of the Lease for periods of five (5) years each, upon the terms and conditions already stated in the Lease.

         3. Tenant hereby agrees not to look to The Manufactures Life Insurance Company in its capacity as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee.

         4. Tenant and Landlord hereby agree that the Tenant's Space in the Building equals 92,591 square feet, and as such the Tenant leases the entire Building.

         5. Tenant hereby agrees that as of the date hereof the Annual Fixed Rent is $1,597,195.

         6. All references in the Lease to "IDT" and the "IDT Lease" including, but not limited to, those set forth in Section 10.17 of the Lease, are hereby deleted, and the Lease shall be construed in all respects as though the Tenant has leased the entire building from Landlord.

         In all other respects, the terms of the Lease shall remain unmodified and in full force and effect.

         Executed in triplicate under seal as of the date first above written.


                                    CONSOLIDATED GROUP SERVICE
                                    COMPANY LIMITED PARTNERSHIP

                                    By: Pleasant Street Ventures, Inc., its sole
                                        general partner


                                    By:   /Woolsey S. Conover/
                                          --------------------
                                        Woolsey S. Conover, President


                                  CONSOLIDATED GROUP, INC.


                                    By:      /Donald Fitch/
                                             --------------
                                          Con Fitch, Treasurer